77.I			Terms of new or
amended securities

In connection with the Agreements
and Plans of Acquisition described
in Exhibit 77.C above, the
registrant issued two new classes
of securities, Series C and Series
D. A description of each class
is set forth in the STATEMENT
ESTABLISHING AND FIXING THE RIGHTS
AND PREFERENCES OF MUNICIPAL
INCOME PREFERRED SHARES, SERIES C
and STATEMENT ESTABLISHING AND
FIXING THE RIGHTS AND PREFERENCES
OF MUNICIPAL INCOME PREFERRED
SHARES, SERIES D, which are
incorporated herein by reference
(see Form N-14 8C/A filed on
November 1, 2005, Acc-no:
0000950116-05-003365).